Exhibit 10.1

THIRD AMENDMENT TO SUBSCRIPTION AGREEMENT

This Third Amendment to Subscription Agreement (this “Amendment”) is entered into as of July 23, 2024, by and among Iris Acquisition Corp, a Delaware corporation (“Iris”), Iris Parent Holding Corp., a Delaware corporation (“ParentCo”), Ewon Comfortech Co., Ltd., a South Korean company (“Subscriber”), and Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”). Each of Iris, ParentCo, Subscriber and Liminatus is also referred to herein as a “Party” and, collectively, the “Parties”.

RECITALS

WHEREAS, Iris, ParentCo and Subscriber entered into that certain Subscription Agreement, dated November 28, 2022 (the “Subscription Agreement”);

WHEREAS, the Parties previously entered into that certain Amendment to Subscription Agreement, dated August 14, 2023, to among other things, extend the Closing Date (as defined in the Subscription Agreement) to March 9, 2024, and that certain Second Amendment to Subscription Agreement, dated March 9, 2024, to among other things, extend the Closing Date (as defined in the Subscription Agreement) to July 31, 2024;

WHEREAS, the Parties desire to further amend the Subscription Agreement as set forth herein; and

WHEREAS, Section 9(i) of the Subscription Agreement provides that the Subscription Agreement may only be amended by a written instrument executed by each of the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Subscription Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.             Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Subscription Agreement.

2.             Third Amendment to Subscription Agreement.

(a)            The “Number of Subscribed Shares subscribed for” on Subscriber’s signature page to the Subscription Agreement is hereby amended and restated in its entirety to state: 2,500,000 shares.

(b)            The “Aggregate Purchase Price” on Subscriber’s signature page to the Subscription Agreement is hereby amended and restated in its entirety to state: $25,000,000.

(c)             Clause (c) of the first sentence of Section 6 of the Subscription Agreement is hereby amended and restated in its entirety to read as follows:

“by written notice from Subscriber given any time on or after September 3, 2024, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud.”

3.             Effect on Subscription Agreement. Except as set forth in this Third Amendment, all of the terms, covenants, agreements, and conditions of the Subscription Agreement shall remain in full force and effect in accordance with its original terms.

4.             Prior Agreements. This Third Amendment supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing will have no further rights or obligations thereunder.

5.             Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.

6.             Counterparts, Facsimile Signatures. This Third Amendment may be executed in any number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one and the same Third Amendment. Signatures transmitted by electronic means such as email or facsimile shall have the same legal effect as an original signature hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, this Third Amendment to Subscription Agreement has been duly executed and delivered by each of the Parties as of the date first above written.

IRIS

Iris Acquisition Corp

By:	/s/ Sumit Mehta
Name:	Sumit Mehta
Title:	Chief Executive Officer

PARENTCO

Iris Parent Holding Corp.

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

SUBSCRIBER

Ewon Comfortech Co., Ltd.

By:	/s/ Kyeong Hoon
Name:	Kyeong Hoon
Title:	President

LIMINATUS

Liminatus Pharma, LLC

By:	/s/ Chris Kim
Name:	Chris Kim
Title:	CEO, Secretary and Treasurer

Signature Page to Third Amendment to Subscription Agreement